EXHIBIT 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported July1,2006

--------------

IC2E INTERNATIONAL, INC.

(Formally The Madonna Corporation

(Name of Small Business issuer in its charter)

                   COLORADO

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

7816 Calla Donna Place, Calgary, AB T2V 2R1

(Address of principal executive offices)

(403) 818-6440

(Registrant’s telephone number)

-------------------------

Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointments of Principal Officers.

On July 1, 2006 Lance R. Larsen, director and Principal Financial Officer of the registrant resigned both as a director and officer.  Coincidently, Steven Konopelky, Douglas Morrison, Dr. Michael Giuffre and James Haley were appointed to the Board of Directors to serve until the next annual meeting of stockholders. In a reorganization of the registrant’s Board of Directors Thomas Charlton assumed the titles of; Chairman and Chief Executive Officer, Mr. Konopelky was elected, President, Mr. Haley was elected Vice President and Mr. Morrison was elected Chief Financial Officer to replace Mr. Larsen.

Section 8 Other Events.

Item 8.01 The Board of Directors of the registrant voted unanimously in favor of a resolution that authorized the Officers to rescind a previous share dividend of four additional shares for each share held as at the record date.  The share dividend to be issued is changed to one new share for each two held as at the record date of July 1, 2006.

A copy of the Minutes of the August 7, 2006 meeting of the Board of Directors is attached to this report as Exhibit 99.1

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC2E INTERNATIONAL, INC.

/s/ Douglas Morrison

    Douglas Morrison, Secretary

Date  August 7, 2006.

EXHIBIT 99.1

July 1, 2006

MINUTES OF THE BOARD OF DIRECTORS

EXHIBIT 99.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported July1,2006

--------------

IC2E INTERNATIONAL, INC.

(Formally The Madonna Corporation

(Name of Small Business issuer in its charter)

                   COLORADO

                    000-32445               98-0219157

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

7816 Calla Donna Place, Calgary, AB T2V 2R1

(Address of principal executive offices)

(403) 818-6440

(Registrant’s telephone number)

-------------------------

Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointments of Principal Officers.

On July 1, 2006 Lance R. Larsen, director and Principal Financial Officer of the registrant resigned both as a director and officer.  Coincidently, Steven Konopelky, Douglas Morrison, Dr. Michael Giuffre and James Haley were appointed to the Board of Directors to serve until the next annual meeting of stockholders. In a reorganization of the registrant’s Board of Directors Thomas Charlton assumed the titles of; Chairman and Chief Executive Officer, Mr. Konopelky was elected, President, Mr. Haley was elected Vice President and Mr. Morrison was elected Chief Financial Officer to replace Mr. Larsen.

Section 8 Other Events.

Item 8.01

On July 1, 2006 the Board of Directors of the registrant passed a resolution changing the name of the company from The Madonna Corporation to IC2E International, Inc. A copy of the minutes of the July 1, 2006 meeting is attached as Exhibit 99.2

The Board of Directors of the registrant voted unanimously in favor of a resolution that authorized the Officers to rescind a previous share dividend of four additional shares for each share held as at the record date.  The share dividend to be issued is changed to one new share for each two held as at the record date of July 1, 2006.

A copy of the Minutes of the August 7, 2006 meeting of the Board of Directors is attached to this report as Exhibit 99.1

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IC2E INTERNATIONAL, INC.

/s/ Douglas Morrison

    Douglas Morrison, Secretary

Date:  August 7, 2006.

EXHIBIT 99.1

AUGUST 7, 2006

MINUTES OF THE BOARD OF DIRECTORS

MINUTES OF THE BOARD OF DIRECTORS

OF IC2E INTERNATIONL, INC

(formerly THE MADONNA CORPORATION)

On August 7, 2006 a meeting of the Board of Directors of IC2E International, Inc., notice being waived, was convened via telephone at 7816 Calla Donna Place, Calgary Alberta.  The following resolution was passed.

RESOLVED: that the President and Secretary instruct the Transfer Agent to rescind a stock dividend of four additional shares for each share held by stockholders of record on July 1, 2006.  The President and Secretary were further instructed to authorize a share dividend of one additional share for each two shares held at the July 1, 2006 record date.

Resolution passed unanimously.

There being no further business the meeting was adjourned.

/s/ Douglas Morrison

     Douglas Morrison, Secretary